Exhibit 10.8

RICHTECH ROBOTICS INC.

STOCK PURCHASE RIGHTS AGREEMENT
(Restricted stock AWARD)

This Stock Purchase Rights Agreement (the “Agreement”) is effective as of _______ ___, 2023 (the “Date of Grant”) by and between Richtech Robotics Inc., a Nevada corporation, with address at 4175 Cameron Street, Ste 1, Las Vegas, NV 89103 (“Company”) and ___________________ (the “Optionee” or “Grantee”). Unless otherwise defined herein, all capitalized terms not defined herein will have the same defined meanings as set forth in the Company’s Stock Option Plan (the “Plan”), a copy of which is attached as Exhibit A.

1. Grant of Restricted Stock. Subject to the terms, definitions, and provisions of the Plan, Company hereby grants to Grantee the right to purchase shares of Class B Common Stock (the “Stock Purchase Rights” or the “Award”) as follows:

Number of Shares of Restricted Stock Granted	_______
Purchase Price for each Share of Restricted Stock	$0.00
Vesting Commencement Date	January 1, 2023
Vesting Schedule	25% of the Shares of Restricted Stock subject to the Stock Purchase Rights (the “Shares”) shall vest on the one (1) year anniversary of the Vesting Commencement Date. Thereafter, 6.25% of the Shares shall vest on the first day of each calendar quarter thereafter, subject to the Grantee continuing to be an Employee or Consultant.

2. Termination of Relationship. In the event of the termination of Grantee’s Continuous Status as an Employee or Consultant, any unvested Shares shall be automatically forfeited without consideration to the Grantee.

3. Rights as a Shareholder.

(a) Except as expressly provided herein or in the Plan, the Grantee shall have all of the rights of a shareholder of the Company with respect to the Shares unless and until such Shares are forfeited.

(b) In the event any dividends are paid to shareholders during the period following the Date of Grant and up to the date any of the Shares are vested, the Grantee shall be entitled to a payment, at the same time the relevant Shares become vested, equal to the amount that was paid as dividends with respect to such Shares, with no interest or other adjustment. In the event the underlying Shares are forfeited, the dividends potentially payable to the Grantee shall also be forfeited.

4. Restrictions.

(a) Until such time as the Shares become vested, the Shares or any rights relating thereto may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or encumber unvested Shares shall be wholly ineffective.

(b) This Award and the Shares are subject to execution by Grantee and the Company, and compliance with the terms of, the Stock Restriction Agreement attached hereto as Exhibit B.

5. Compliance. No Shares shall be issued under this Agreement unless such issuance and such exercise comply with applicable law. The Shares shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission.

6. Grantee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee shall, if required by the Company, deliver to the Company an investment representation statement.

7. Tax Obligations.

(a) Tax Withholding. Grantee agrees to make appropriate arrangements with the Company (or the parent or subsidiary employing or retaining Grantee) for the satisfaction of all Federal, state, local, and foreign income and employment tax withholding requirements applicable to the Shares. Grantee acknowledges and agrees that the Company may refuse to deliver the Shares if such withholding amounts are not delivered.

(b) Code Section 409A. This Agreement is intended to be exempt from Section 409A of the Code, and it shall be administered and interpreted in a manner that is consistent with such intent.

8. Clawback. The Award (and any compensation paid or Shares issued under the Award) is subject to reduction or recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company or any affiliate.

9. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement is not part of the Grantee’s normal or expected compensation and shall not be included for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or its affiliates.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Nevada.

11. Interpretation. Any dispute regarding the interpretation of this Award shall be submitted by the Grantee or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Grantee and the Company.

12. Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

14. Acknowledgments. Grantee and Company agree that the Shares are granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee acknowledges receipt of a copy of the Plan and represents that Grantee is familiar with the terms and provisions thereof. Grantee has reviewed the Plan in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Grantee hereby accepts the Award subject to all of the terms and provisions thereof. Grantee agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

GRANTEE ACKNOWLEDGES AND AGREES THAT SHARES CONTINUE TO VEST PURSUANT TO THE AWARD ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE AWARD, OR ACQUIRING SHARES HEREUNDER. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR IN THE PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY RICHTECH ROBOTICS INC., NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE RIGHT OF RICHTECH ROBOTICS INC. TO TERMINATE GRANTEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

[Signature Page follows]

IN WITNESS WHEREOF, Company and Grantee have executed this Agreement as of the date set forth above.

RICHTECH ROBOTICS INC.,
a Nevada corporation

By:
	Name:	Zhenwu Huang
	Title:	Chief Executive Officer

Address:	4175 Cameron Street, Ste 1,
Las Vegas, NV 89103

GRANTEE

Name:
Address:

EXHIBIT A

RICHTECH ROBOTICS INC.

STOCK OPTION PLAN

EXHIBIT B

RICHTECH ROBOTICS INC.,

a Nevada corporation

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (the “Agreement”) is made on _______________ (the “Effective Date”) by and between Richtech Robotics Inc., a Nevada corporation with address at 4175 Cameron Street, Ste 1, Las Vegas, NV 89103 (“Company”) and ___________________ (“Grantee”).

RECITALS

A. Grantee has been granted Stock Purchase Rights in the form of restricted shares of the Class B Common Stock of Company pursuant to the provisions of a Stock Purchase Rights Agreement and the Stock Option Plan (the “Plan”).

B. Unless otherwise defined herein, all terms used in this Agreement shall have the same defined meanings as set forth in the Plan.

C. Pursuant to the Stock Purchase Rights Agreement, the execution of this Agreement is a condition precedent to the acquisition of the Shares.

D. This Agreement sets forth the terms and conditions of ownership of the Shares and provides for the purchase and sale of the Shares upon the occurrence of certain events specified herein.

Now, therefore, Grantee and Company agree as follows:

AGREEMENT

1. Scope of this Agreement. The term “Shares” as used herein refers to all of the shares of Company hereafter acquired by the Grantee and includes the shares purchased hereunder, any shares of Company now owned by Grantee, and all securities received (i) as a result of stock dividends, stock splits, reverse stock splits, combinations or reclassification of the stock of; (ii) upon conversion of the Shares; and (iii) in replacement of the Shares in a recapitalization, merger, reorganization or otherwise.

2. Federal Law Transfer Restrictions and Legends.

(a) Federal Law Transfer Restrictions. The Shares are restricted shares under the Securities Act of 1933, as amended (the “Securities Act”) and may only be transferred if registered under the Securities Act or upon the opinion of counsel satisfactory to Company that registration is not required. Grantee understands that only Company may file a registration statement with the Securities and Exchange Commission and agrees that Company is under no obligation to do so with respect to the Shares.

(b) Legends. Each certificate evidencing the Shares must bear legends substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE (THE “STATE SECURITIES LAWS”) AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREFORE UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, GIVEN PRIOR TO THE PROPOSED TRANSACTION, THAT REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF FIRST REFUSAL OPTION, IN FAVOR OF THE CORPORATION, AS PROVIDED IN A STOCK RESTRICTION AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

In addition, each certificate must bear any other legend required by state securities and corporate laws.

(c) Stop Transfer Instructions. Grantee agrees, in order to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to such certificates or instruments and that, if Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3. Repurchase Option of Company

(a) Repurchase Option: Upon the occurrence of any of the following events (an “Event”), Company will have the option (the “Repurchase Option”) to repurchase any or all of the Shares from Grantee, or from Grantee’s representative, as the case may be, at the purchase price determined in accordance with Section 3(c) hereof. For purposes of this Section 3, all references to Grantee include Grantee’s representative.

(i) The death of the Grantee.

(ii) The disability of the Grantee. The term “disability” as used herein has the same meaning contained in a policy of disability insurance maintained by Company or an Affiliate on behalf of the Grantee. In the absence of such a policy, then the term “disability” means that the Grantee has been prevented, on account of physical or mental injury or illness, from performing the substantial and material duties of Grantee’s employment with the Company or an Affiliate, as the case may be, for a period of ninety (90) days in any one hundred twenty (120)-day period.

(iii) Grantee ceases to be an Employee or Consultant (as such term is defined in the Plan) for any reason, or no reason, with or without cause.

(iv) The distribution of Shares to Grantee’s spouse by virtue of such spouse’s marital, joint, or community property interest pursuant to a decree of divorce or property settlement agreement (collectively “Marital Settlement”) with the express provision that:

(1) Upon the occurrence of any Marital Settlement, Grantee will have the first option to purchase all or any portion of the Shares from Grantee’s spouse, at the price and in the manner mutually agreeable to Grantee and Grantee’s spouse, or at the price determined by the Court, or at the price determined in accordance with Section 3(c) below, whichever the case may be. As used herein the term “Grantee’s spouse” includes such spouse’s legal representative, heirs, distributees, beneficiaries, and successor trustee. Grantee’s option to purchase all or any portion of the Shares from Grantee’s spouse will commence on the date of the Marital Settlement and expire ten (10) days thereafter.

(2) If Grantee does not elect to purchase all of the Shares from his spouse, Company will have the option to purchase all or any portion of the Shares not purchased by Grantee from Grantee’s spouse for a period of thirty (30) days following expiration of the Grantee’s ten (10) day option to purchase period at the price determined by the Court or in the absence of a price determination by the Court, the price set forth in Section 3(c) below upon the terms set forth in Section 3(e).

(v) The filing by or against the Grantee of a voluntary or involuntary petition in bankruptcy, the adjudication of the Grantee as bankrupt, or the Grantee’s assignment for the benefit of his creditors.

(vi) The levy of a writ of execution on the Shares and the failure of the Grantee to obtain the discharge thereof within ten (10) days.

(vii) The Grantee’s breach of any term of this Agreement.

Grantee or Grantee’s representative, as the case may be, agrees to promptly notify Company in writing upon the occurrence of any Event.

(b) Exercise of Repurchase Option. At any time within thirty (30) days after receipt of written notice of the occurrence of an Event, Company may elect to repurchase any or all of the Shares by giving Grantee written notice of Company’s intent to exercise the Repurchase Option (the “Exercise Notice”).

(c) Repurchase Price. The repurchase price to be paid by Company will be the fair market value of such Shares on the date of the occurrence of an Event. The fair market value of the Shares will be determined in accordance with Section 3(d) below within seventy-five (75) days of the occurrence of an Event.

(d) Determination of Fair Market Value.

(i) If within ten (10) days from the date of the Exercise Notice, Company and Grantee cannot agree on the fair market value of the Shares, then the Board (or a committee of the Board, if applicable), will make a determination of fair market value and notify the Grantee of that determination (the “Proposed Price”). The notification to the Grantee must specify the Proposed Price, the method or calculation for determining the price, and such other information as may be reasonably requested by the Grantee. Grantee will have the option for ten (10) days to accept or reject the Proposed Price. If the Grantee does not notify Company of Grantee’s rejection within such ten (10) day period, Grantee will be deemed to have accepted the Proposed Price.

(ii) If the Grantee timely rejects the Proposed Price, then the matter will be submitted to arbitration before the American Arbitration Association (“AAA”) under the rules which will then be in effect. The AAA will be requested to determine (A) the fair market value of the Shares; and (B) the reasonable cost of attorneys’ and accounting fees for determination of such fair market value. In connection with such arbitration, the Proposed Price will be inadmissible for purposes of determining the fair market value and the arbitrator(s) will be instructed not to consider the Proposed Price if that information comes to their attention.

(iii) In the event of arbitration, the costs of arbitration will be borne as follows:

(A) If the arbitrator’s determination is equal to or less than ninety percent (90%) of the Proposed Price, the Grantee must pay all arbitration costs, including the amount of Company’s attorneys’ and accounting fees determined by the arbitrator to have been reasonably incurred in connection therewith;

(B) If the arbitrator’s determination is equal to or more than one hundred ten percent (110%) of the Proposed Price, Company must pay all arbitration costs, including the amount of Grantee’s attorneys’ and accounting fees determined by the arbitrator to have been reasonably incurred in connection therewith; or

(C) If the arbitrator’s determination is between ninety percent (90%) and one hundred ten percent (110%) of the Proposed Price, the costs of arbitration will be split equally between Company and the Grantee, and each will bear their own attorneys’ and accounting fees.

(e) Payment of Repurchase Price. The repurchase price will be paid to Grantee or Grantee’s representative within ten (10) days following the determination of the fair market value, but in no event later than ninety (90) days after Grantee ceases to be an Employee or Consultant. The repurchase price will be payable as follows:

(i) all in cash if the repurchase price is One Hundred Thousand Dollars ($100,000) or less; and

(ii) if the repurchase price is greater than One Hundred Thousand Dollars ($100,000), then a cash payment of One Hundred Thousand Dollars ($100,000) and the balance by delivery of a promissory note having a term of no more than three (3) years with monthly payments of principal and interest. Any promissory note delivered pursuant to this section will bear interest at the lowest rate at which the Internal Revenue Service will not impute interest income to the holder of a note.

(f) No Election to Repurchase by Company. In the event that Company elects not to repurchase all or any portion of the Shares as permitted herein, then any Shares not purchased will continue to be held by the Grantee and shall remain subject to all terms and conditions of this Agreement.

4. Company’s Right of First Refusal. Before any Shares held by Grantee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by operation of law), such Shares must first be offered to Company or its assignee (the “Right of First Refusal”) in the following manner:

(a) Notice of Proposed Transfer. The Holder of the Shares will deliver to Company a written notice (the “Proposed Transfer Notice”) setting forth (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the number of Shares to be transferred; (iii) the name of each proposed Grantee or other transferee (the “Proposed Transferee”); and (iv) the cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”).

(b) Exercise of Right of First Refusal. At any time within sixty (60) days after receipt of the Proposed Transfer Notice, Company may elect, by giving written notice to Grantee (the “Election Notice”), to repurchase all of the Shares to which the Proposed Transfer Notice refers, at the repurchase price determined in accordance with Section 4(c).

(c) Purchase Price. The repurchase price for Shares purchased by Company under this Section 4 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined in good faith by the Board.

(d) Payment of Purchase Price. Payment of the purchase price will be made first by cancellation of any outstanding indebtedness owed by the Grantee to Company and any balance being paid in the same manner as provided in the Offered Price within thirty (30) days after the date of the Election Notice. In the event that the Offered Price includes consideration other than cash, the value of such other consideration will be paid by cash or check, or any combination thereof.

(e) Holder’s Right to Transfer. If all of the Shares described in the Proposed Transfer Notice are not purchased by Company as provided in this Section 4, then the Holder may sell or otherwise transfer the Shares to any person named as the Proposed Transferee in the Proposed Transfer Notice at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days of the expiration of Company’s right of first refusal and, provided further, that any such sale or other transfer is in accordance with all of the terms and conditions of this Agreement and the Proposed Transferee agrees in writing that the provisions of this Agreement will continue to apply to the Shares in the hands of the Proposed Transferee. If the Shares are not transferred to the Proposed Transferee within such period, the Company must again be offered the right of first refusal before any of the Shares may be sold or otherwise transferred.

(f) Permitted Transfers. Notwithstanding anything to the contrary contained herein, the Holder may transfer any or all of the Shares during the Holder’s lifetime to the Holder’s immediate family or a trust for the benefit of Holder’s immediate family. Such permitted transferee shall receive and hold the Shares so transferred subject to the provisions of this Agreement and the permitted transferee shall be required to execute this Agreement prior to transfer evidencing the permitted transferee’s agreement to be bound by the terms and provisions contained herein. As used herein, the term “immediate family” means a spouse, lineal descendant or parent, brother or sister.

5. Termination of Right of First Refusal. Company’s right of first refusal terminates:

(a) upon the effective date of an underwritten public offering of the common shares of the Company with gross proceeds to Company and/or all selling shareholders equal to or in excess of Ten Million Dollars ($10,000,000), or

(b) upon the closing of an acquisition by a publicly-traded corporation of all or substantially all of the common shares or assets of Company or

(c) if offers to buy or sell Company’s common shares are published at least weekly in a publication of the OTC Markets Group.

6. Refusal to Transfer. The Company may not be required (a) to transfer on its books any of the Shares that have been sold, donated, assigned or otherwise transferred in violation of any of the provisions of this Agreement, or (b) to treat as owner of any such Shares or to accord the right to vote or pay dividends to any purchaser, donee, or other transferee to whom any Shares have been so transferred.

7. Escrow. As security for the faithful performance of this Agreement, the Holder agrees immediately upon receipt of the certificate(s) evidencing the shares, to deliver such certificate(s), together with two (2) stock powers in the form of Exhibit 1 attached hereto, executed in blank by the Holder and by the Holder’s spouse, if any (with the date and number shares left open), to the Chief Executive Officer of the Company or its designee (the “Escrow Holder”) to hold such certificate(s) and stock powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. The Holder hereby acknowledges that the Escrow Holder is so appointed as escrow holder as a material inducement to Company to enter into this Agreement and that such appointment is irrevocable. The Holder and Company agree that the Escrow Holder will not be liable to any party to this Agreement (or any other party) for any action or omission unless the Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine. The Shares will be released from escrow upon termination of the repurchase option and right of first refusal embodied in Sections 3 and 4 hereof; provided, however, that such release shall not affect the rights of Company with respect to any pledge of Shares to Company

8. Lock-Up. In the event and to the extent the Holder’s Shares are not included in a registration of the Company’s securities under the Securities Act, the Holder must refrain from selling, transferring, or disposing of any of such Shares for a period not exceeding one hundred twenty (120) days following the effective date of the registration statement of Company filed under the Securities Act, as requested by Company or by the managing underwriter of such offering.

9. Compliance with Laws and Regulations. The issuance and transfer of the Shares hereunder will be subject to and conditioned upon compliance by Company and Grantee with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange on which Company’s Class B Common Stock may be listed at the time of such issuance and transfer.

10. Drag Along Agreement.

(a) If shareholder(s) owning a majority of the common stock of Company (the “Majority Shareholder”) desire(s) to sell, transfer or otherwise dispose of all of the shares of Company to a third person or entity (the “Buyer”) for valuable consideration, the Majority Shareholder will have the option to compel the holder of the Shares (“Seller”) to sell, transfer, or otherwise dispose of all of the Seller’s Shares based upon the same terms and conditions. The Seller will receive for each of the Shares so sold the same consideration that the Majority Shareholder receives for each share of the same class and series sold by the Majority Shareholder. The Majority Shareholder may elect to compel the Seller to so sell, transfer, or otherwise dispose of Shares, by giving the Seller a written notice (the “Drag Along Notice”) at least fifteen (15) days prior to the closing of the sale or transfer. The Drag Along Notice must set forth the terms and conditions of the proposed sale or transfer, the consideration to be paid, and the name and address of each prospective Buyer.

(b) Upon receipt of the Drag Along Notice, the Seller will deliver to the Majority Shareholder, one or more certificates representing the Shares properly endorsed for transfer at or prior to the closing of the sale or transfer. The Majority Shareholder will transfer the certificates to the prospective Buyer in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Drag Along Notice, and the Majority Shareholder will concurrently therewith remit to the Seller that portion of the sale proceeds to which the Seller is entitled by reason of his participation in such sale.

11. Miscellaneous.

(a) Assignment. The Company may assign any of its rights or benefits under this Agreement, in its sole discretion, to any assignee(s), and such assignee(s) will have the same rights of the Company hereunder. No rights or benefits of the Grantee under this Agreement may be assigned by the Grantee except in accordance with all terms and conditions of this Agreement.

(b) Binding Effect. This Agreement will be binding upon the parties and their heirs, officers, directors, employees, agents, executors, legal representatives, successors, and assigns.

(c) Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions will remain in full force and effect.

(d) Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed given and effective (i) when delivered personally, or on the date of receipt by fax, or by overnight courier service; or (ii) three (3) days after the postmarked date if mailed by certified or registered mail, postage prepaid, return receipt requested, if to Company addressed to it in care of its Secretary at Company’s principal executive office, or to the Grantee at the address then appearing for such Grantee on the books and records of Company.

(e) Further Instruments. The parties agree to execute such other instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(f) Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement of the parties and supersedes all prior and contemporaneous oral and written negotiations, commitments, understandings, and agreements of the parties with respect to the subject matter hereof.

(g) Effect of Headings. The headings of the sections, provisions and paragraphs of this Agreement are included for purposes of convenience only and will not affect the construction or interpretation of any of its provisions.

(h) Modifications. No supplement, modification, or amendment of this Agreement will be binding or enforceable unless executed in writing by the parties hereto. No text message whether through short message service or otherwise, or text of any electronic mail, shall be deemed a writing, or shall otherwise deemed effective, for purposes of modifying this Agreement.

(i) Specific Performance. The parties acknowledge that it will be impossible to measure, in money, damages to the parties hereto because of any failure to comply with any of the obligations imposed by this Agreement, that every such obligation is material, and that in the event of any such failure, the parties will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of any aggrieved party, to compel performance of all of the terms of this Agreement, and waives any defenses thereto, including without limitation, the defenses of failure of consideration, breach of any other provision of this Agreement, and availability of relief in damages.

(j) Termination of this Agreement. This Agreement will terminate and be of no further force and effect in the event:

(i) The Company is dissolved and its affairs wound up and there is no successor corporation by merger, acquisition, reorganization, or otherwise, or

(ii) Holder of the Shares and Company agree in writing to terminate this Agreement.

(k) Spousal Consent. The Grantee’s spouse, if any, will execute the Spousal Consent attached hereto as Exhibit 2.

[Signature Page Follows]

IN WITNESS WHEREOF, Company and Grantee have executed this Agreement as of the Effective Date.

RICHTECH ROBOTICS INC.,
a Nevada corporation

Name:	Zhenwu Huang
Title:	Chief Executive Officer

Address:	4175 Cameron Street, Ste 1,
Las Vegas, NV 89103

GRANTEE:

By:
Print Name:

Address:

EXHIBIT 1

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

Pursuant to that certain Stock Restriction Agreement dated _____________________, the undersigned hereby sells, assigns, and transfers ____________________ shares of the Class B common stock of Richtech Robotics Inc., a Nevada corporation(“Company”) represented by Certificate or Notice No.____ to __________.

The undersigned hereby irrevocably appoints the Secretary of the Company as attorney-in-fact to transfer the shares on the books of Company with full power of substitution in the premises.

Dated: _____________________________

Shareholder Name:	(Type In)

Spouse Name:
(as to spouse’s community interest, if any)

[Two originals must be signed and delivered to the Company.]

[Do not date or fill in blanks when signing.]

EXHIBIT 2

SPOUSAL CONSENT

I hereby represent that:

1. I have read the foregoing Stock Restriction Agreement between Richtech Robotics Inc., a Nevada corporation (the “Company”) and my spouse (the “Agreement”) and I am familiar with its contents.

2. I am aware that by its provisions, all shares purchased pursuant to the Agreement (the “Shares”), including any community property interest therein, if any, are subject to certain repurchase rights and rights of first refusal.

3. I consent to all provisions in the Agreement including those provisions related to the right of Company to repurchase the Shares.

4. I agree to be bound by all terms, provisions, and conditions of the Agreement with respect to my community property interest, if any, in the Shares.

5. I have the right to consult with independent legal counsel prior to signing this Spousal Consent.

I hereby appoint my spouse as my attorney-in-fact to exercise any rights that I may have under the Agreement, without limiting the power or authority of the Escrow Holder.

By signing my name below, I represent and warrant that my consent is being voluntarily given, and no undue influence or coercion has been exercised in connection with my decision to execute this Spousal Consent.

Executed on ____________20___, at ___________________, ______________.

________________________________

Spouse